Exhibit 21

                              List of Subsidiaries


         Name of Subsidiary                        Jurisdiction of Organization
         --------------------------                -----------------------------
         Spear & Jackson plc                                England
         Bowers Group, plc                                  England
         Offertower plc                                     England
         Magnacut Limited                                   England
         Coventry Gauge Limited                             England
         Neill Tools Limited                                England
         James Neill Holdings Limited                       England
         Eclipse Magnetics Limited                          England
         Markbalance plc                                    England
         Spear & Jackson Holdings Limited                   England
         Societe Neill France S.A.                          France
         Spear & Jackson Garden Products Limited            England
         Spear & Jackson France SA                          France
         James Neill Canada Inc.                            Canada
         James Neill (New Zealand) Limited                  New Zealand
         James Neill USA Inc.                               Illinois
         Bowers Metrology Limited                           England
         Bowers Metrology (UK) Limited                      England
         CV Instruments Limited                             England
         Spear & Jackson, Inc.                              Florida
         S&J Acquisition Corp.                              Florida
         Megatools Ltd.                                     Canada
         Magatools USA, Inc.                                Washington